FOR IMMEDIATE RELEASE


Contact:      Jerry W. Nix, Executive Vice President - Finance
              (770) 612-2048


                              GENUINE PARTS COMPANY
                         REPORTS SALES AND EARNINGS FOR
                      SECOND QUARTER AND FIRST HALF OF 2003


Atlanta, Georgia, July 17, 2003 -- Genuine Parts Company (NYSE: GPC) reported sales and earnings for the second quarter and six months ended June 30, 2003. Larry Prince, Chairman of the Board of Directors, announced today that sales totaling $2.15 billion were up 1% compared to the second quarter of 2002. Net income was $90 million, compared to $96 million for the second quarter of 2002. On a per share diluted basis, net income equaled $.52.

For the six months ended June 30, 2003, sales totaled $4.2 billion, up 2% as compared to the same period in 2002. Net income for the six months, before the cumulative effect of changes in accounting principles related to cash consideration from vendors and goodwill as discussed below, was $178.6 million compared to $183.1 million for the same period in the prior year, a decrease of 2%. On a per share diluted basis, net income for the period before the cumulative effect of a change in accounting principle equaled $1.02. After accounting changes recorded in the first quarter of 2003 and 2002 as discussed below, net income was $159 million this year compared to a net loss of $212 million in the previous six months. Earnings were $.91 compared to a loss of $1.21 for the six months in 2002.

Mr. Prince stated: "As you may recall, in the first quarter of 2003, the Company adopted Financial Accounting Standards Board's EITF No. 02-16 related to the accounting treatment for cash consideration received from vendors. Under this new method, vendor allowances are considered a reduction in the cost of goods sold. As a result of EITF No. 02-16, a non-cash charge of $20 million was recorded as of January 1, 2003, representing the cumulative effect of a change in accounting principle. In addition, in the first quarter of 2002, we completed our impairment testing for goodwill in conjunction with the new provisions introduced in FASB Statement No. 142, resulting in a non-cash charge of $395 million."


                                    (Cont.)

Mr. Prince further commented: "The Automotive Group improved revenues by 2% for the quarter and for the six months and this was the eighth consecutive quarter of sales growth for our automotive parts operations. S. P. Richards, our office products company, was up 6% for the quarter and 4% for the six months, showing steady improvement. Motion Industries, our industrial group, was down 1% for the quarter and up 1% for the six months reflecting the contracting manufacturing economy and declining capacity utilization. EIS, our electrical group, was down 9% for the quarter and 8% for the six months."

Mr. Prince concluded: "We are pleased with the initiatives in each segment and we are committed to the execution of these plans. Our balance sheet remains in excellent shape and we continue to generate strong cash flows. We remain optimistic about the long-term sales and earnings growth opportunities for Genuine Parts Company."

CONFERENCE CALL

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 1511156. A replay will also be available at 800-642-1687, conference ID 1511156, until 12:00 a.m. EDT on July 31, 2003.

FORWARD LOOKING STATEMENTS

Various statements in this release may constitute forward-looking statements. Actual results may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company's products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, the effectiveness of the Company's promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company's filings with the Securities and Exchange Commission.

ABOUT GENUINE PARTS COMPANY

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S., Canada and Mexico through its Motion Industries subsidiary.
S. P. Richards Company, the Office Products Group, distributes product nationwide in the U.S. and in Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S. and Mexico.


                                    (Cont.)

                     GENUINE PARTS COMPANY AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (Unaudited)


                                                              Three Months Ended June 30,          Six Months Ended June 30,
                                                            -----------------------------       ------------------------------

                                                                2003              2002             2003               2002
                                                            -----------       -----------       -----------        -----------
                                                                                (000 omitted except per share data)
Net sales ...........................................       $ 2,152,794       $ 2,130,924       $ 4,174,652        $ 4,108,667
Cost of goods sold ..................................         1,501,411         1,486,692         2,884,929          2,860,466
                                                            -----------       -----------       -----------        -----------
                                                                651,383           644,232         1,289,723          1,248,201
Selling, administrative & other expenses ............           503,356           486,520           996,501            947,587
                                                            -----------       -----------       -----------        -----------

Income before income taxes ..........................           148,027           157,712           293,222            300,614
Income taxes ........................................            57,879            61,665           114,650            117,540
                                                            -----------       -----------       -----------        -----------

Net income before cumulative effect of
   a change in accounting principle .................            90,148            96,047           178,572            183,074
Cumulative effect of a change in
   accounting principle (1) .........................                --                --           (19,541)          (395,090)
                                                            -----------       -----------       -----------        -----------
Net income (loss) after cumulative effect of
   a change in accounting principle .................       $    90,148       $    96,047       $   159,031        $  (212,016)
                                                            ===========       ===========       ===========        ===========


Basic net income (loss) per common share:

Before cumulative effect of a change in
   accounting principle .............................       $       .52       $       .55       $      1.03        $      1.05
Cumulative effect of a change in accounting principle                --                --              (.12)             (2.27)
                                                            -----------       -----------       -----------        -----------
Basic net income (loss) .............................       $       .52       $       .55       $       .91        $     (1.22)
                                                            ===========       ===========       ===========        ===========



Diluted net income (loss) per common share:

Before cumulative effect of a change in
   accounting principle .............................       $       .52       $       .55       $      1.02        $      1.05
Cumulative effect of a change in accounting principle                --                --              (.11)             (2.26)
                                                            -----------       -----------       -----------        -----------
Diluted net income (loss) ...........................       $       .52       $       .55       $       .91        $     (1.21)
                                                            ===========       ===========       ===========        ===========


Weighted average common shares outstanding ..........           173,895           174,445           174,019            174,163

Dilutive effect of stock options and
   non-vested restricted stock awards ...............               565               903               498                945
                                                            -----------       -----------       -----------        -----------
Weighted average common shares outstanding -
   assuming dilution ................................           174,460           175,348           174,517            175,108
                                                            ===========       ===========       ===========        ===========


(1) On January 1, 2003 the Company recorded a non-cash charge related to the capitalization of certain vendor consideration in connection with the new Financial Accounting Standards Board's EITF No. 02-16, "Accounting by a Customer for Cash Consideration Received from a Vendor". In addition, on January 1, 2002 the Company recorded a non-cash charge related to goodwill impairment in conjunction with the new Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".


                                    (Cont.)

                     GENUINE PARTS COMPANY AND SUBSIDIARIES
                  SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS
                  --------------------------------------------
                                   (Unaudited)


                                                    Three month period ended June 30,    Six month period ended June 30,
                                                       2003               2002               2003               2002
                                                    ---------------------------------    -------------------------------
                                                                      (in thousands)
Net sales:
     Automotive                                     $ 1,167,797        $ 1,148,572        $ 2,190,268        $ 2,147,230
     Industrial                                         565,912            572,618          1,135,542          1,123,788
     Office Products                                    355,448            336,599            719,274            689,356
     Electrical/Electronic Materials                     73,283             80,558            148,700            162,178
     Other (1)                                           (9,646)            (7,423)           (19,132)           (13,885)
                                                    -----------        -----------        -----------        -----------
         Total net sales                            $ 2,152,794        $ 2,130,924        $ 4,174,652        $ 4,108,667
                                                    ===========        ===========        ===========        ===========
Operating profit (loss):
     Automotive                                     $   103,832        $   108,648        $   187,262        $   192,943
     Industrial                                          33,232             44,502             76,419             87,031
     Office Products                                     31,333             29,854             72,889             70,928
     Electrical/Electronic Materials                      1,916                600              3,513                (80)
                                                    -----------        -----------        -----------        -----------
         Total operating profit                         170,313            183,604            340,083            350,822
     Interest expense                                   (13,350)           (16,409)           (27,044)           (32,858)
     Other, net                                          (8,936)            (9,483)           (19,817)           (17,350)
                                                    -----------        -----------        -----------        -----------
         Income before income taxes
         and accounting changes                     $   148,027        $   157,712        $   293,222        $   300,614
                                                    ===========        ===========        ===========        ===========


Capital expenditures                                $    11,529        $    14,540        $    37,188        $    25,982
                                                    ===========        ===========        ===========        ===========


Depreciation and amortization                       $    18,740        $    17,882        $    35,771        $    36,299
                                                    ===========        ===========        ===========        ===========


Current ratio                                                                                   3.4/1              3.3/1
                                                                                          ===========        ===========

Total debt to total capitalization                                                               26.6%              25.9%
                                                                                          ===========        ===========


(1) Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.


                                    (Cont.)

                     GENUINE PARTS COMPANY and SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                     ASSETS
                                                                                    June 30,        June 30,
                                                                                      2003            2002
                                                                                  ---------------------------
                                                                                          (Unaudited)
                                                                                         (in thousands)
CURRENT ASSETS

Cash and cash equivalents .................................................       $   21,942       $   24,549

Trade accounts receivable .................................................        1,138,389        1,112,717

Inventories ...............................................................        2,044,336        1,921,481

Prepaid and other current accounts ........................................           84,776           74,908
                                                                                  ----------       ----------

         TOTAL CURRENT ASSETS .............................................        3,289,443        3,133,655

Goodwill and other intangible assets ......................................           58,297           59,363

Other assets ..............................................................          334,771          301,885

Total property, plant and equipment, net ..................................          338,982          332,577
                                                                                  ----------       ----------

TOTAL ASSETS ..............................................................       $4,021,493       $3,827,480
                                                                                  ==========       ==========


                                       LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Accounts payable ..........................................................       $  624,476       $  689,987

Current portion long-term debt and other borrowings .......................          130,818           44,782

Income taxes ..............................................................           24,105           34,215

Dividends payable .........................................................           51,297           50,581

Other current liabilities .................................................          150,392          139,918
                                                                                  ----------       ----------

         TOTAL CURRENT LIABILITIES ........................................          981,088          959,483

Long-term debt ............................................................          671,682          675,407

Deferred income taxes .....................................................          100,597           81,898

Minority interests in subsidiaries ........................................           48,559           46,906


Common stock ..............................................................          173,936          174,729

Retained earnings and other ...............................................        2,045,631        1,889,057
                                                                                  ----------       ----------

         TOTAL SHAREHOLDERS' EQUITY .......................................        2,219,567        2,063,786
                                                                                  ----------       ----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................................       $4,021,493       $3,827,480
                                                                                  ==========       ==========


                                    (Cont.)

                     GENUINE PARTS COMPANY AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                   (Unaudited)

                                                                                                       Six Months
                                                                                                     Ended June 30,
                                                                                                ------------------------
                                                                                                     (in thousands)

                                                                                                   2003           2002
                                                                                                ---------      ---------
OPERATING ACTIVITIES:
   Net income (loss) ......................................................................     $ 159,031      $(212,016)
   Adjustments to reconcile net income (loss) to net cash provided by operating activities:
     Cumulative effect of a change in accounting principle ................................        19,541        395,090
     Depreciation and amortization ........................................................        35,771         36,299
     Other ................................................................................        (2,242)         6,538
     Changes in operating assets and liabilities ..........................................       (66,186)       (20,509)
                                                                                                ---------      ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES .................................................       145,915        205,402

INVESTING ACTIVITIES:
   Purchase of property, plant and equipment ..............................................       (37,188)       (25,982)
   Other ..................................................................................          (863)           -0-
                                                                                                ---------      ---------

NET CASH USED IN INVESTING ACTIVITIES .....................................................       (38,051)       (25,982)

FINANCING ACTIVITIES:
   Net proceeds (payments) on credit facilities ...........................................        10,999       (173,421)
   Stock options exercised ................................................................         1,401         35,291
   Dividends paid .........................................................................      (101,946)      (102,236)
   Purchase of stock ......................................................................       (16,371)          (275)
                                                                                                ---------      ---------

NET CASH USED IN FINANCING ACTIVITIES .....................................................      (105,917)      (240,641)
                                                                                                ---------      ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ......................................         1,947        (61,221)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD ..........................................        19,995         85,770
                                                                                                ---------      ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ................................................     $  21,942      $  24,549
                                                                                                =========      =========


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